 Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Kevin Russell

Aware, Inc.
781-276-4000

Aware, Inc. Announces Appointment of Robert M. Mungovan as Chief Commercial Officer

BEDFORD, MASS. – October 1, 2019 – Aware, Inc. (NASDAQ: AWRE), a leading supplier of biometrics software and services, announced that Robert M. Mungovan has been appointed Chief Commercial Officer, effective October 1, 2019.

Mr. Mungovan has been with Aware since June 1997 and has served as Vice President, Biometrics since 2000. Mr. Mungovan previously served as Aware’s Sales and Marketing Manager, Biometrics and Imaging from 1997 to 2000. Mr. Mungovan received his Master’s degree in Business Administration from Boston College, his Master’s degree in Engineering from Worcester Polytechnic Institute and his bachelor’s degree in Physics from Boston College.

Bob Eckel, Aware’s Chief Executive Officer and President said, “We're pleased to name Rob as the Chief Commercial Officer of Aware, leveraging his expertise and industry knowledge to lead our strategic growth initiatives. Over the past several years, Rob has played a key role in the development of Aware’s biometric software business and we look forward to his continued efforts in promoting our leading biometric software solutions in the government and the commercial markets.”

Mr. Mungovan said, “I’m excited to be taking on the role of Chief Commercial Officer at Aware. I’m proud of the great work the team at Aware has done in developing industry-leading biometrics software solutions for governments, system integrators and solution providers worldwide. We are well positioned to bring our biometric solutions into the government and commercial markets as more and more entities are recognizing the role biometric software solutions play in improving their operations and relationships with their customers, users and employees.”

About Aware

Aware is a leading provider of biometrics software products and development services to governments, system integrators, and solution providers globally. Our products include SDKs, software components, workstation applications, and a modular, centralized, service-oriented platform. They fulfill a broad range of functions critical to biometric authentication and search, including face, fingerprint, iris, and voice capture, sample quality assurance, data compliance, capture hardware peripheral abstraction, centralized data processing and workflow, subsystem connectivity, and biometric matching algorithms. The products apply biometrics to enable identity-centric security solutions for applications including banking and payments, border management, credentialing and access control, intelligence and defense, and law enforcement. Aware is a publicly held company (Nasdaq: AWRE) based in Bedford, Massachusetts.

See Aware’s website for more information about our biometrics software products.

Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings, the growth of the biometrics markets generally, and Aware’s success selling into the government and commercial markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements.

Risk factors related to our business include, but are not limited to: i) our operating results may fluctuate significantly and are difficult to predict; ii) we derive a significant portion of our revenue from government customers, and our business may be adversely affected by changes in the contracting or fiscal policies of those governmental entities; iii) a significant commercial market for biometrics technology may not develop, and if it does, we may not be successful in that market; iv) we derive a significant portion of our revenue from third party channel partners; v) the biometrics market may not experience significant growth or our products may not achieve broad acceptance; vi) we face intense competition from other biometrics solution providers; vii) our business is subject to rapid technological change; viii) our software products may have errors, defects or bugs which could harm our business; ix) our business may be adversely affected by our use of open source software; x) we rely on third party software to develop and provide our solutions and significant defects in third party software could harm our business; xi) our operational systems and networks and products may be subject to an increasing risk of continually evolving cybersecurity or other technological risks which could result in the disclosure of company or customer confidential information, damage to our reputation, additional costs, regulatory penalties and financial losses; xii) our intellectual property is subject to limited protection; xiii) we may be sued by third parties for alleged infringement of their proprietary rights; xiv) we must attract and retain key personnel; xv) we rely on single sources of supply for certain components used in our hardware products; xvi) our business may be affected by government regulations and adverse economic conditions; xvii) we may make acquisitions that could adversely affect our results, and xviii) we may have additional tax liabilities.

We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2018 and other reports and filings made with the Securities and Exchange Commission.

Aware is a registered trademark of Aware, Inc. Any other trademarks appearing herein are the property of their respective owners.

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Aware, Inc. • 40 Middlesex Turnpike • Bedford, MA USA 01730-1432

Tel: (781) 276-4000 • Fax: (781) 276-4001 • E-mail: IR@aware.com